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                                                                   EXHIBIT 24.3


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that the undersigned Trustees of the General Electric Pension Trust constitute and appoint Alan M. Lewis as their true and lawful attorney-in-fact and agent, for them and in their name, place and stead, in any and all capacities, to sign any and all Schedules (including without limitation, Schedules 13D), Statements and Reports which the undersigned may be required to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have duly executed this power of attorney on this 10th day of April 1995.


/s/ Dale F. Frey                             /s/ Eugene K. Bolton
- --------------------------------             -------------------------------
Dale F. Frey                                 Eugene K. Bolton


/s/ Michael J. Cosgrove                      /s/ Ralph R. Layman
- --------------------------------             -------------------------------
Michael J. Cosgrove                          Ralph R. Layman


/s/ Alan M. Lewis                            /s/ John H. Myers
- --------------------------------             -------------------------------
Alan M. Lewis                                John H. Myers


/s/ Donald W. Torey
- --------------------------------
Donald W. Torey